Exhibit 10.4

EMPLOYEE MATTERS AGREEMENT
by and between
BLUEBIRD BIO, INC.
and
2SEVENTY BIO, INC.
Dated as of           , 2021

EMPLOYEE MATTERS AGREEMENT

i

ii

EMPLOYEE MATTERS AGREEMENT
This EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of      , 2021, is entered into by and between bluebird bio, Inc. (“bluebird”), a Delaware corporation, and 2seventy bio, Inc. (“2seventy”), a Delaware corporation and a wholly owned Subsidiary of bluebird. “Party” or “Parties” means bluebird or 2seventy, individually or collectively, as the case may be.
W I T N E S S E T H:
WHEREAS, as contemplated by the Separation Agreement, bluebird and 2seventy desire to enter into this Agreement to provide for the allocation of Assets, Liabilities, and responsibilities with respect to certain matters relating to employees and other individual service providers (including employee compensation and benefit plans and programs) between them.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    General. For purposes of this Agreement the following terms shall have the meaning ascribed to them in this Article I. Capitalized terms used and not defined herein shall have the meaning set forth in the Separation Agreement between the Parties, dated as of      , 2021 (the “Separation Agreement”).
(1)    “2seventy 401(k) Plan” means the tax-qualified defined contribution savings plan with a cash or deferred arrangement under Section 401(k) of the Code adopted by 2seventy or a 2seventy Group member in accordance with Section 3.1(a).
(2)    “2seventy Common Stock” means the common stock, par value $0.0001 per share, of 2seventy.
(3)    “2seventy Conversion Fraction” means a fraction, the numerator of which is the bluebird Pre-Distribution Stock Value and the denominator of which is the 2seventy Stock Value.
(4)    “2seventy Distributed Stock Value” shall mean the product obtained by multiplying (x) the 2seventy Stock Value by (y) the Distribution Ratio.
(5)    “2seventy Employee” means any individual who, as of the Distribution Effective Time, is either actively employed by or then on a leave of absence from 2seventy or a 2seventy Group member (including maternity, paternity, family, sick, disability leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves) or who is employed by bluebird or a bluebird Group member and who becomes a 2seventy Employee pursuant to the operation of this Agreement.

(6)    “2seventy ESPP” has the meaning set forth in Section 2.7.
(7)    “2seventy FSAs” has the meaning set forth in Section 4.3.
(8)    “2seventy Group” means (a) 2seventy and each entity that is a Subsidiary of 2seventy or will be a Subsidiary of 2seventy immediately following the Distribution Effective Time and (b) on and after the Distribution Effective Time, 2seventy and any entity that is a Subsidiary of 2seventy.
(9)    “2seventy Health and Welfare Plans” has the meaning set forth in Section 4.1.
(10)    “2seventy Participant” means any individual who is a 2seventy Employee or a Former 2seventy Employee, and any beneficiary, dependent, or alternate payee of such individual, as the context requires.
(11)    “2seventy RSU” means a restricted stock unit that represents a general unsecured promise by 2seventy to deliver a share of 2seventy Common Stock, which restricted stock unit is granted as part of the adjustment to bluebird RSUs as set forth in Section 5.2(b).
(12)    “2seventy Stock Plan” means the 2seventy 2021 Stock Option and Incentive Plan adopted by 2seventy prior to the Distribution Effective Time.
(13)    “2seventy Stock Value” means the volume-weighted average trading price of 2seventy Common Stock on the five (5) trading days immediately following the date upon which the Distribution Effective Time occurs, as reported on Bloomberg.
(14)    “2seventy Stock Value Ratio” means the quotient obtained by dividing (x) the bluebird Pre-Distribution Stock Value by (y) the sum of (1) the 2seventy Stock Value and (2) the quotient obtained by dividing (A) the bluebird Post-Distribution Stock Value by (B) the Distribution Ratio.
(15)    “Action” means any demand, action, claim, suit, countersuit, arbitration, inquiry, subpoena, case, litigation, proceeding or investigation (whether civil, criminal, administrative or investigative) by or before any court or grand jury, any Governmental Entity or any arbitration or mediation tribunal.
(16)    “Assets” means all rights, title and ownership interests in and to all rights, properties, claims, Contracts, businesses, or assets (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), of every kind, character and description, whether real, personal or mixed, tangible or intangible, whether accrued, contingent or otherwise, in each case, whether or not recorded or reflected on the books and records or financial statements of any Person. Except as otherwise specifically set forth herein, in the Separation Agreement or in the Tax Matters Agreement, the rights and obligations of the Parties with respect to Taxes shall be governed by the Tax Matters Agreement and, therefore, Taxes (including any Tax items, attributes or rights to receive any Tax Refunds (as defined in the Tax Matters Agreement)) shall not be treated as Assets governed by this Agreement.
(17)    “bluebird 401(k) Plan” means the bluebird bio, Inc. 401(k) Savings Plan.
(18)    “bluebird Common Stock” means the common stock, par value $0.01 per share, of bluebird.
(19)    “bluebird Conversion Fraction” means a fraction, the numerator of which is the bluebird Pre-Distribution Stock Value and the denominator of which is the bluebird Post-Distribution Stock Value.
(20)    “bluebird Employee” means any individual who, as of the Distribution Effective Time, is either receiving compensation from a member of the bluebird Group which is to be reported on IRS Form W-2 (in the case of individuals employed in the United States) or who is on the payroll of a bluebird Group member (in the case of individuals outside the United States), but does not include any 2seventy Employee.
(21)    “bluebird ESPP” means the bluebird bio, Inc. 2013 Employee Stock Purchase Plan, as amended.
(22)    “bluebird FSAs” has the meaning set forth in Section 4.3.
(23)    “bluebird Group” means (a) prior to the Distribution Effective Time, bluebird and each entity that will be a Subsidiary of bluebird immediately following the Distribution Effective Time and (b) from and after the Distribution Effective Time, bluebird and each entity that is a Subsidiary of bluebird.
(24)    “bluebird Health and Welfare Plans” means the health and welfare plans sponsored and maintained by bluebird or any bluebird Group member immediately prior to the Distribution Effective Time which provide group health, life, dental, accidental death and dismemberment, health care reimbursements, dependent care assistance and disability benefits.
(25)    “bluebird Participant” means any individual who is a bluebird Employee or a Former bluebird Employee, and any beneficiary, dependent, or alternate payee of such individual, as the context requires.
(26)    “bluebird Post-Distribution Stock Value” means the volume-weighted average trading price of bluebird Common Stock on the five (5) trading days immediately following the date upon which the Distribution Effective Time occurs, as reported on Bloomberg.
(27)    “bluebird Pre-Distribution Stock Value” means the volume-weighted average trading price of bluebird Common Stock (trading “regular way”) on the five (5) trading days immediately prior to the date upon which the Distribution Effective Time occurs, as reported on Bloomberg.

(28)    “bluebird RSU” means a restricted stock unit that represents a general unsecured promise by bluebird to deliver a share of bluebird Common Stock.
(29)    “bluebird Stock Plans” means the bluebird bio, Inc. 2010 Stock Option and Grant Plan, as amended, and the bluebird bio, Inc. 2013 Stock Option and Incentive Plan.
(30)    “bluebird Stock Value Ratio” shall mean the quotient obtained by dividing (x) the bluebird Pre-Distribution Stock Value by (y) the sum of (1) the 2seventy Distributed Stock Value and (2) the bluebird Post-Distribution Stock Value.
(31)    “COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and ERISA Sections 601 through 608.
(32)    “Code” means the Internal Revenue Code of 1986, as amended, or any successor federal income tax law. Reference to a specific Code provision also includes any proposed, temporary, or final regulation in force under that provision.
(33)    “Consents” means any consents, waivers, notices, reports or other filings to be obtained from or made, including with respect to any Contract, or any registrations, licenses, permits, authorizations to be obtained from, or approvals from, or notification requirements to, any Third Parties, including any Governmental Entity.
(34)    “Dispute Notice” has the meaning set forth in Section 7.1.
(35)    “Disputes” has the meaning set forth in Section 7.1.
(36)    “Distribution Date” means the date, as shall be determined by the Board of Directors of bluebird, on which the Distribution occurs.
(37)    “Distribution Effective Time” means 12:01 a.m. Eastern time on the Distribution Date.
(38)    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary, or final regulation in force under that provision.
(39)    “Former 2seventy Employee” means any individual whose employment with either Party or any of its respective Subsidiaries and Affiliates terminated for any reason before the Distribution Effective Time, and who was primarily engaged in providing services to the Oncology Business as of the date of his or her termination of employment.
(40)    “Former bluebird Employee” means any individual whose service relationship with a bluebird Group member terminated for any reason before the Distribution Effective Time, other than a Former 2seventy Employee.

(41)    “Governmental Entity” means any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission, department, board, bureau or court, whether domestic, foreign, multinational, or supranational exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government and any executive official thereof.
(42)    “Group” means (a) with respect to bluebird, the bluebird Group and (b) with respect to 2seventy, the 2seventy Group, as the context requires.
(43)    “HIPAA” means the health insurance portability and accountability requirements for “group health plans” under the Health Insurance Portability and Accountability Act of 1996, as amended.
(44)    “Incentive Stock Option” means an option which qualifies as an incentive stock option under the provisions of Section 422 of the Code.
(45)    “Liabilities” means any and all indebtedness, liabilities, costs, expenses, interest and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, known or unknown, reserved or unreserved, or determined or determinable, including those arising under any Law, Action, or in connection with any dispute, whether asserted or unasserted, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity and those arising under any Contract or any fines, damages or equitable relief which may be imposed and including all costs and expenses related thereto. Except as otherwise specifically set forth herein, in the Separation Agreement or in the Tax Matters Agreement, the rights and obligations of the Parties with respect to Taxes shall be governed by the Tax Matters Agreement and, therefore, Taxes shall not be treated as Liabilities governed by this Agreement.
(46)    “Option” when immediately preceded by “bluebird” means an outstanding option (either nonqualified or an Incentive Stock Option) to purchase bluebird Common Stock granted by bluebird prior to the Distribution Date pursuant to the bluebird Stock Plans and when immediately preceded by “2seventy” means an outstanding option (either nonqualified or an Incentive Stock Option) to purchase 2seventy Common Stock, which option is granted pursuant to the 2seventy Stock Plan as part of the adjustment to bluebird Options as set forth in Section 5.3(a).
(47)    “Plan” when immediately preceded by “bluebird” means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle (including a bluebird Health and Welfare Plan) for which the eligible classes of participants include employees or former employees of bluebird or a bluebird Group member (which may include employees of 2seventy Group members prior to the Distribution Effective Time), and when immediately preceded by “2seventy,” means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle (including a 2seventy Health and Welfare Plan) for which the eligible classes of participants are limited to employees or former employees (and their eligible dependents) of 2seventy or a 2seventy Group member, but no other bluebird Group member.

ARTICLE II
TRANSFER OF 2SEVENTY EMPLOYEES; GENERAL PRINCIPLES
Section 2.1    Transfer of Employment to 2seventy of Additional Employees; Post-Effective Time Transfers; Independent Contractors.
(a)    Following the date hereof, bluebird and 2seventy may cause the employment of individuals designated by bluebird who are not employed by a 2seventy Group member as of the date hereof to be transferred to a 2seventy Group member within the time period(s) designated by bluebird.
(b)    In the event that bluebird determines following the Distribution Effective Time that any individual employed outside the United States (other than an individual who the Parties intend to be a 2seventy Employee) has inadvertently become employed by a member of the 2seventy Group (due to the operation of transfer of undertakings or similar law or regulation), the Parties shall cooperate and take such actions as may be reasonably necessary in order to cause the employment of such individuals to be promptly transferred to a member of the bluebird Group.
(c)    The Parties shall cooperate and take such actions as may be reasonably necessary in order to minimize potential statutory, contractual, plan-based or other severance or similar obligations to the Parties or their Affiliates in connection with any transfers of employment described in this Section 2.1.
(d)    2seventy will determine which, if any, temporary workers, individual consultants or independent contractors who are performing service primarily related to the Oncology Business, it wishes to transfer to 2seventy, and the Parties shall use reasonable efforts to transfer the individual or to assign the applicable Contract to a member of the 2seventy Group and 2seventy shall, or shall cause a member of the 2seventy Group to, assume and perform such Contract.
Section 2.2    Assumption and Retention of Liabilities. bluebird and 2seventy intend that employment-related Liabilities associated with bluebird Participants are to be retained or assumed by bluebird or a bluebird Group member (other than, for the avoidance of doubt, a 2seventy Group member), and employment-related Liabilities associated with 2seventy Participants are to be assumed by 2seventy or a 2seventy Group member, in each case, except as specifically set forth herein. Accordingly, as of the Distribution Effective Time:
(a)    bluebird or the applicable member of the bluebird Group hereby retains or assumes and agrees to pay, perform, fulfill, and discharge, except as expressly provided in this Agreement, (i) all Liabilities arising under or related to bluebird Plans, (ii) all employment or service-related Liabilities with respect to (A) all bluebird Participants and (B) any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker or in any other employment or similar relationship primarily connected to bluebird or a bluebird Group member and (iii) any Liabilities expressly transferred or allocated to bluebird or a bluebird Group member under this Agreement; and
(b)    2seventy hereby retains or assumes and agrees to pay, perform, fulfill, and discharge, except as expressly provided in this Agreement, (i) all Liabilities arising under or related to 2seventy Plans, (ii) all employment or service-related Liabilities with respect to (A) all 2seventy Participants and (B) any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker or in any other employment or similar relationship primarily connected to 2seventy or a 2seventy Group member, including, without limitation, for both (A) and (B) hereof, any such Liabilities that may have arisen or that may be based upon events that occurred while such 2seventy Participant or other individual was employed by or otherwise provided services to bluebird or a bluebird Group member, and (iii) any Liabilities expressly transferred or allocated to 2seventy or a 2seventy Group member under this Agreement.
Section 2.3    2seventy Participation in the bluebird Plans. Except as expressly provided in Article V of this Agreement, effective not later than the Distribution Effective Time, 2seventy and each 2seventy Group member shall cease to be a participating company in each bluebird Plan, and bluebird and 2seventy shall take all necessary action before the Distribution Effective Time to effectuate such cessation as a participating company.
Section 2.4    Sponsorship of the 2seventy Plans. Effective no later than immediately prior to the Distribution Effective Time, bluebird and 2seventy shall take such actions (if any) as are required to cause 2seventy or a 2seventy Group member to assume sole sponsorship of, and all Liabilities with respect to, each 2seventy Plan; provided that the parties shall agree prior to the Distribution Effective Time as to the treatment of any non-ERISA or voluntary Plans.
Section 2.5    No Duplication of Benefits; Service and Other Credit. bluebird and 2seventy shall adopt, or cause to be adopted, all reasonable and necessary amendments and procedures to prevent 2seventy Participants from receiving duplicative benefits from the bluebird Plans and the 2seventy Plans. With respect to 2seventy Employees, each 2seventy Plan shall provide that for purposes of determining eligibility to participate, vesting, and entitlement to benefits, service prior to the Distribution Effective Time with bluebird or a bluebird Group member shall be treated as service with 2seventy or the applicable 2seventy Group member. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations under any 2seventy Plan. Each 2seventy Plan shall, to the extent practicable, waive pre-existing condition limitations with respect to 2seventy Employees. To the extent permitted under the applicable plan, 2seventy shall honor any deductibles incurred by 2seventy Employees and their eligible dependents under any bluebird medical plan in which they participated immediately prior to the Distribution Effective Time during the then-elapsed portion of the calendar year prior to the Distribution Effective Time for purposes of satisfying any deductibles or out-of-pocket maximums under the 2seventy Plans in which they are eligible to participate after the Distribution Effective Time in the same plan year in which such deductibles were incurred. For the avoidance of doubt, 2seventy shall not be required to honor any co-payments incurred by 2seventy Employees or their eligible dependents under any bluebird Health and Welfare Plan for purposes of satisfying any out-of-pocket maximums under the 2seventy Plans in which they are eligible to participate after the Distribution Effective Time.
Section 2.6    Reimbursements. From time to time after the Distribution Effective Time, the Parties shall reimburse one another, within sixty (60) days following reasonable request of the Party requesting reimbursement and the presentation by such Party of such substantiating documentation as the other Party shall reasonably request, for the cost of any Liabilities satisfied or assumed by the Party requesting reimbursement or its Affiliates that are made, pursuant to this Agreement, the responsibility of the other Party or any of its Affiliates.
Section 2.7    Approval of Plans. Prior to the Distribution Effective Time, bluebird shall have caused 2seventy to adopt the 2seventy Stock Plan and an employee stock purchase plan intended to meet the requirements of Section 423 of the Code and the regulations promulgated thereunder (the “2seventy ESPP”) and have taken all actions as may be necessary to approve the 2seventy Stock Plan and the 2seventy ESPP in order to satisfy the applicable requirements of the Code and the applicable rules and regulations of NASDAQ.
Section 2.8    Delivery of Shares; Registration Statement. From and after the Distribution Effective Time, bluebird shall have sole responsibility for delivery of shares of bluebird Common Stock pursuant to awards issued under a bluebird Plan in satisfaction of any obligations to deliver such shares under such bluebird Plan (including delivery to 2seventy Employees and Former 2seventy Employees) and shall do so without compensation from any 2seventy Group member. From and after the Distribution Effective Time, 2seventy shall have sole responsibility for delivery of shares of 2seventy Common Stock pursuant to awards issued under a 2seventy Plan in satisfaction of any obligations to deliver such shares under the 2seventy Plans (including delivery to bluebird Employees and Former bluebird Employees) and shall do so without compensation from any bluebird Group member. 2seventy shall cause a registration statement on Form S-8 (or other appropriate form) to be filed with respect to such issued or issuable shares prior to the Distribution Effective Time and shall use commercially reasonable efforts to cause such registration statement to remain in effect for so long as there may be an obligation to deliver 2seventy shares under such 2seventy Plans. bluebird shall use commercially reasonable efforts (i) to assist 2seventy in completing such registration and (ii) to cause a registration statement on Form S-8 (or other appropriate form) of bluebird to remain in effect for so long as there may be an obligation to deliver bluebird shares under any bluebird Plans.
Section 2.9    No Change in Control. bluebird and 2seventy each hereby agree that none of the transactions contemplated by the Separation Agreement or any of the Ancillary Agreements, including this Agreement, constitutes a “change in control,” “change of control,” “sale event,” or transaction having a similar name, as applicable, within the meaning of any bluebird Plan or 2seventy Plan.
Section 2.10    Labor Relations. To the extent required by applicable Law, the Parties shall cooperate to provide notice, engage in consultation and take any similar action which may be required on its part in connection with the Separation. The Parties hereby agree that they are not aware of any applicable labor union, work council or similar employee organization that would require notice in connection with the Separation.
ARTICLE III
DEFINED CONTRIBUTION AND
NON-QUALIFIED DEFERRED COMPENSATION PLANS
Section 3.1    401(k) Plan.
(a)    Establishment of Plan and Trust. Effective November 1, 2021, bluebird shall cause 2seventy or a 2seventy Group member to adopt the 2seventy 401(k) Plan, which shall be substantially similar in all material respects to the bluebird 401(k) Plan, and any trust agreements, other plan documents, summary plan descriptions, notices and enrollment materials reasonably necessary to implement the 2seventy 401(k) Plan, and shall cause trustees to be appointed for such plan. Each 2seventy Employee who was eligible to participate in the bluebird 401(k) Plan immediately prior to the effective date of the 2seventy 401(k) Plan (or prior to the Distribution Effective Time, if later) shall be eligible to participate in the 2seventy 401(k) Plan as of its effective date, and the participation of each 2seventy Employee in the bluebird 401(k) Plan shall cease as of such date. All other 2seventy Employees shall become eligible to participate in the 2seventy 401(k) Plan as provided under the terms of such plan.
(b)    Assumption of Liabilities and Transfer of Assets. In accordance with applicable Law, bluebird and 2seventy shall cause, in the manner described herein, the accounts under the bluebird 401(k) Plan of each 2seventy Employee to be transferred to the 2seventy 401(k) Plan on, or as soon as practicable after, the effective date of the 2seventy 401(k) Plan. On, or as soon as practicable after, the effective date of the 2seventy 401(k) Plan: (i) bluebird shall cause the accounts (including any outstanding loan balances) of each 2seventy Employee in the bluebird 401(k) Plan to be transferred from the trust established under the bluebird 401(k) Plan to the trust established under the 2seventy 401(k) Plan; (ii) the 2seventy 401(k) Plan shall assume and be solely responsible for all Liabilities under the 2seventy 401(k) Plan relating to the accounts that are so transferred as of the time of such transfer; and (iii) 2seventy shall cause such transferred accounts to be accepted by the 2seventy 401(k) Plan and its related trust and shall cause the 2seventy 401(k) Plan to satisfy all protected benefit requirements under Section 411(d)(6) of the Code and applicable Law with respect to the transferred accounts.
(c)    Severance from Employment. Participants in the bluebird 401(k) Plan will not be treated as having experienced a severance from employment, within the meaning of Section 401(k)(2)(B)(i) of the Code, for purposes of such plans as a result of the Separation or the occurrence of the Distribution Effective Time.
(d)    Post-Distribution Effective Time Contributions. If any 2seventy Employees are entitled to employer matching contributions under the terms of the bluebird 401(k) Plan (or any other employer contributions under such plan) with respect to contributions made by 2seventy Employees into the bluebird 401(k) Plan in the 2021 plan year prior to becoming a 2seventy Employee, and such employer matching contributions have not yet been deposited into the 2seventy Employees’ accounts under the bluebird 401(k) Plan as of the date such accounts are transferred from the trust established under the bluebird 401(k) Plan to the trust established under the 2seventy 401(k) Plan as set forth in Section 3.1(b), then bluebird and 2seventy shall cooperate to make such amendments, if any, to the bluebird 410(k) Plan and/or the 2seventy 401(k) Plan and/or to take such other actions as may be necessary or appropriate to ensure that the 2seventy Employees are given the full economic benefit of such employer matching contributions as soon as practicable following the determination of such employer matching contribution (and other employer contribution, if any) amounts. If the employer matching contribution (and other employer contributions, if any) is made to the bluebird 401(k) Plan, bluebird shall then cause the amount of such employer matching contributions (and other employer contributions, if any) to be transferred to the 2seventy 401(k) Plan in the manner set forth in Section 3.1(b) as soon as practicable following their deposit into the bluebird 401(k) Plan, and 2seventy shall cause such transferred amounts to be accepted by the 2seventy 401(k) Plan. For the avoidance of doubt, it is the intention of the parties hereto that the cost of the employer matching contribution (and other employer contributions, if any) described herein be borne by bluebird.
ARTICLE IV
HEALTH AND WELFARE PLANS; PAYROLL; COBRA AND VACATION
Section 4.1    Cessation of Participation in bluebird Health and Welfare Plans. Prior to the Distribution Effective Time, 2seventy shall establish health and welfare plans (the “2seventy Health and Welfare Plans”) which generally correspond to the bluebird Health and Welfare Plans in which 2seventy Employees participate immediately prior to the Distribution Effective Time. Effective January 1, 2022, 2seventy Employees who were participating in the bluebird Health and Welfare Plans as of December 31, 2021 shall cease to participate in the bluebird Health and Welfare Plans and shall, as applicable, commence participation in the corresponding 2seventy Health and Welfare Plan in which they have enrolled. 2seventy shall cause 2seventy Employees and their covered dependents who participate in bluebird Health and Welfare Plans as of December 31, 2021 to be eligible to enroll as of January 1, 2022 in such 2seventy Health and Welfare Plans as are made available to the 2seventy Employee. The transfer of employment from bluebird or a bluebird Group member to 2seventy or a 2seventy Group member prior to or as of the Distribution Effective Time shall not be treated as a “qualifying event” with respect to any 2seventy Employee under the bluebird Health and Welfare Plans or the 2seventy Health and Welfare Plans.
Section 4.2    Allocation of Health and Welfare Plan Liabilities. All outstanding Liabilities relating to, arising out of, or resulting from health and welfare coverage or claims incurred by or on behalf of 2seventy Employees or their covered dependents under the bluebird Health and Welfare Plans on or before the Distribution Effective Time shall be retained by bluebird. Any Liabilities relating to, arising out of, or resulting from health and welfare coverage or claims incurred by or on behalf of 2seventy Employees or their covered dependents under the bluebird Health and Welfare Plans following the Distribution Effective Time shall be assumed by 2seventy; provided, however, that to the extent such a Liability is covered under an insurance policy maintained with respect to a bluebird Health and Welfare Plan regardless of when the Liability arises, and such Liability is not covered under an insurance policy maintained with respect to a 2seventy Health and Welfare Plan, such Liability shall be retained by bluebird to the extent of such coverage; and provided further, however, that to the extent that bluebird receives prior to the Distribution Effective Time an invoice from a service provider billing bluebird for a service or product relating to health or welfare coverage for 2seventy Employees or their covered dependents following the Distribution Effective Time, bluebird shall be responsible for paying such invoice and 2seventy shall reimburse bluebird for any amount paid by bluebird. For the avoidance of doubt, the working rates will be used for reimbursement for the self-insured dental. For purposes of this Agreement, a claim shall be incurred upon the date upon which service or product giving rise to the Liability was provided. Any payments, repayments, reimbursements or credits consisting of, or representing, dividends, demutualizations, premium refunds, rebates, subrogation or similar reimbursements, overpayments, class action recoveries, or like payments under, or relating to, any bluebird Health or Welfare Plan whenever occurring shall remain the property solely of bluebird and neither 2seventy, any 2seventy Group member nor any 2seventy Participant shall have any interest in or right to such bluebird property.
Section 4.3    Flexible Spending Plan Treatment. Effective as of January 1, 2022, 2seventy shall establish a dependent care spending account and a medical care spending account (the “2seventy FSAs”), which 2seventy FSAs shall have terms that are substantially identical to the analogous bluebird dependent care and medical care flexible spending accounts (the “bluebird FSAs”) as in effect immediately prior to the Distribution Effective Time. 2seventy shall take all steps necessary or appropriate to allow each such 2seventy Employee to make a new election under the 2seventy FSAs effective as of January 1, 2022.
Section 4.4    Workers’ Compensation Liabilities. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by 2seventy Employees or Former 2seventy Employees that result from an accident or from an occupational disease which is incurred or becomes manifest, as the case may be, on or before the Distribution Effective Time and while such individual was employed by bluebird or a bluebird Group member shall be retained by bluebird. Any workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by 2seventy Employees or Former 2seventy Employees that result from an accident or from an occupational disease which is incurred or becomes manifest, as the case may be, following the Distribution Effective Time shall be assumed by 2seventy; provided, however, that to the extent such a Liability is covered under a workers compensation insurance policy of bluebird or a bluebird Group member regardless of when the Liability arises, and such Liability is not covered under a workers compensation insurance policy of 2seventy or a 2seventy Group member, such Liability shall be retained by bluebird or a bluebird Group member to the extent of such coverage; and provided further, however, that to the extent that bluebird or a bluebird Group member, as applicable, receives prior to the Distribution Effective Time an invoice for a covered expense with respect to such Liability, bluebird shall be responsible for paying such invoice and 2seventy shall reimburse bluebird for any amount paid by bluebird. Notwithstanding the foregoing, 2seventy shall assume worker’s compensation Liabilities to the extent they are imposed on 2seventy under applicable Law or where the injury or illness related to the Liability is aggravated or subject to further injury after the Distribution

Effective Time. A Liability which must be paid due to the existence of a deductible shall not be deemed to be covered by a workers compensation insurance policy for purposes of this Section 4.4. Subject to the foregoing, 2seventy and each 2seventy Group member shall also be solely responsible for all workers’ compensation Liabilities relating to, arising out of, or resulting from any claim incurred for a compensable injury sustained by a 2seventy Employee that results from an accident or from an occupational disease which is incurred or becomes manifest, as the case may be, after the Distribution Effective Time. bluebird, each bluebird Group member, 2seventy and each 2seventy Group member shall cooperate with respect to processing of claims, any notification to appropriate governmental agencies of the disposition and the issuance of new, or the transfer of existing, workers’ compensation insurance policies and claims handling contracts.
Section 4.5    Payroll Taxes and Reporting. bluebird and 2seventy (i) shall, to the extent practicable, treat 2seventy (or a 2seventy Group member designated by 2seventy) as a “successor employer” and bluebird (or the appropriate bluebird Group member) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to 2seventy Employees for purposes of taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act, and (ii) hereby agree to use commercially reasonable efforts to implement the standard procedure described in Section 4 of Revenue Procedure 2004-53. Without limiting in any manner the obligations and Liabilities of the Parties under the Tax Matters Agreement, including all withholding obligations otherwise set forth therein, bluebird, each bluebird Group member, 2seventy and each 2seventy Group member shall each bear its responsibility for payroll tax obligations and for the proper reporting to the appropriate governmental authorities of compensation earned by their respective employees after the Distribution Effective Time, including compensation related to the exercise of stock options or the vesting or exercise of other equity awards, including in instances where such equity awards are with respect to the equity of the other Party.
Section 4.6    COBRA and HIPAA Compliance. bluebird or a bluebird Group member shall retain the responsibility for administering compliance with the health care continuation requirements of COBRA for any COBRA qualified beneficiaries who incur a COBRA qualifying event or loss of coverage under the bluebird Health and Welfare Plans at any time before January 1, 2022. 2seventy shall be responsible for administering compliance with the health care continuation requirements of COBRA, and the corresponding provisions of the 2seventy Health and Welfare Plans with respect to 2seventy Participants who incur a COBRA qualifying event or loss of coverage under the 2seventy Health and Welfare Plans at any time upon or after November 1, 2021. For the avoidance of doubt, COBRA costs will be invoiced monthly to 2seventy during the transition period, and 2seventy shall be responsible for the cost and administration of COBRA for any 2seventy Employees who are not eligible for the 2seventy Health and Welfare Plans in 2022 while continuing COBRA coverage.
Section 4.7    Vacation and Paid Time Off. As of the Distribution Effective Time, the applicable 2seventy Group member shall credit each 2seventy Employee with the vacation, holiday, annual leave, and/or other leave (as applicable) that such individual has accrued immediately prior to the Distribution Effective Time and shall provide each such individual with a reasonable opportunity to use such leave in accordance with the vacation and personnel policies applicable to such employee immediately prior to the Distribution Effective Time; provided that, with respect to 2seventy Employees located in California or Rhode Island, such employee shall have consented in writing, by signing the offer letter and accompanying consent form, to such transfer of vacation, holiday, annual leave and/or other leave (as applicable).
ARTICLE V
INCENTIVE COMPENSATION, EQUITY COMPENSATION AND OTHER BENEFITS
Section 5.1    Annual Cash-Based Incentive Plans. As of the Distribution Effective Time, 2seventy shall assume the obligation, if any, to pay each 2seventy Employee who is participating in an annual cash incentive bonus program in respect of 2021 performance (whether payable in fiscal year 2021 or fiscal year 2022) of bluebird or a bluebird Group member such 2seventy Employee’s incentive bonus under such plan, based upon the amount accrued by bluebird in respect of such obligations. 2seventy shall cause such payments to be made to the applicable 2seventy Employees at the time such payments are made under the corresponding bluebird incentive bonus program.
Section 5.2    Retention Bonus Plans. As of the Distribution Effective Time, 2seventy shall assume the obligation, if any, to pay each 2seventy Employee who is participating in a retention bonus plan of bluebird or a bluebird Group member such 2seventy Employee’s retention bonus under such plan, subject to the satisfaction of the conditions for payment of such retention bonus by the applicable 2seventy Employee. 2seventy shall cause such payments to be made to the applicable 2seventy Employees at the time such payments are made under the corresponding bluebird retention bonus plan. bluebird shall retain the obligation, if any, to pay each bluebird Employee who is participating in a retention bonus plan of bluebird or a bluebird Group member such bluebird Employee’s retention bonus under such plan, subject to the satisfaction of the conditions for payment of such retention bonus by the applicable bluebird Employee.
Section 5.3    Awards under the bluebird Stock Plans. bluebird and, where applicable, 2seventy, shall take all actions necessary or appropriate so that each bluebird Option and bluebird RSU outstanding immediately prior to the Distribution Effective Time shall be adjusted as set forth in this Section 5.3.
(a)    bluebird Options.
(i)    bluebird Options Granted Prior to 2021 Other than bluebird Options held by Former bluebird Employees or Former 2seventy Employees. Upon the Distribution Effective Time, each vested and unvested bluebird Option with a grant date prior to January 1, 2021, whether held by a bluebird Participant or a 2seventy Participant other than a bluebird Option held by a Former bluebird Employee or a Former 2seventy Employee, will be equitably adjusted in accordance with the Distribution (such adjustments to be done in a manner consistent with the requirements of Section 409A of the Code and, for Incentive Stock Options, Section 424 of the Code), such that each bluebird Participant or 2seventy Participant who holds such bluebird Options shall, upon the Distribution Effective Time, hold bluebird Options and 2seventy Options as follows:
(A)    The number of shares of bluebird Common Stock subject to the adjusted bluebird Option will be equal to the number of shares of bluebird Common Stock subject to the option immediately prior to the Distribution Effective Time multiplied by the bluebird Stock Value Ratio, with the result being rounded down to the nearest whole share. The per share exercise price of the adjusted bluebird Option will be equal to the per share exercise price of the original bluebird Option divided by the bluebird Conversion Fraction, with the result being rounded up to the nearest whole cent. Each adjusted bluebird Option shall be subject to the same terms and conditions regarding type (whether an Incentive Stock Option or a nonqualified Option), term, vesting, and other provisions regarding exercise as set forth in the original bluebird Option (including, for the avoidance of doubt, that a 2seventy Participant will not be deemed to have experienced a termination of employment for purposes of any post-termination exercise provisions applicable to such adjusted bluebird Option so long as he or she remains in continued employment with 2seventy).
(B)    The number of shares of 2seventy Common Stock subject to the 2seventy Option will be equal to the number of shares of bluebird Common Stock subject to the option immediately prior to the Distribution Effective Time multiplied by the 2seventy Stock Value Ratio, with the result being rounded down to the nearest whole share. The per share exercise price of the 2seventy Option will be equal to the per share exercise price of the original bluebird Option divided by the 2seventy Conversion Fraction, with the result being rounded up to the nearest whole cent. Each 2seventy Option shall be subject to the same terms and conditions regarding type (whether an Incentive Stock Option or a nonqualified Option), term, vesting, and other provisions regarding exercise as set forth in the original bluebird Option (including, for the avoidance of doubt, that a bluebird Participant will not be deemed to have experienced a termination of employment for purposes of any post-termination exercise provisions applicable to such 2seventy Option so long as he or she remains in continued employment with bluebird).
(ii)    bluebird Options Granted in 2021 held by bluebird Participants and bluebird Options held by Former bluebird Employees or Former 2seventy Employees. Upon the Distribution Effective Time, each vested and unvested bluebird Option with a grant date on or after January 1, 2021 held by a bluebird Participant and each vested and unvested bluebird Option held by a Former bluebird Employee or a Former 2seventy Employee (whenever granted) will be equitably adjusted solely into an adjusted bluebird Option. The number of shares of bluebird Common Stock subject to the adjusted bluebird Option will be equal to the number of shares of bluebird Common Stock subject to the option immediately prior to the Distribution Effective Time multiplied by the bluebird Conversion Fraction, with the result being rounded down to the nearest whole share. The per share exercise price of the adjusted bluebird Option will be equal to the per share exercise price of the original bluebird Option divided by the bluebird Conversion Fraction, with the result being rounded up to the nearest whole cent. Each adjusted bluebird Option shall be subject to the same terms and conditions regarding type (whether an Incentive Stock Option or a nonqualified Option), term, vesting, and other provisions regarding exercise as set forth in the original bluebird Option. Such adjustments shall be done in a manner consistent with the requirements of Section 409A of the Code and, for Incentive Stock Options, Section 424 of the Code.
(iii)    bluebird Options Granted in 2021 held by 2seventy Participants other than Former 2seventy Employees. Upon the Distribution Effective Time, each vested and unvested bluebird Option with a grant date on or after January 1, 2021 held by a 2seventy Participant other than a bluebird Option held by a Former 2seventy Employee will be converted into a 2seventy Option. The number of shares of 2seventy Common Stock subject to the 2seventy Option will be equal to the number of shares of bluebird Common Stock subject to the option immediately prior to the Distribution Effective Time multiplied by the 2seventy Conversion Fraction, with the result being rounded down to the nearest whole share. The per share exercise price of the 2seventy Option will be equal to the per share exercise price of the original bluebird Option divided by the 2seventy Conversion Fraction, with the result being rounded up to the nearest whole cent. Each unvested 2seventy Option shall be subject to the same terms and conditions regarding type (whether an Incentive Stock Option or a nonqualified Option), term, vesting (including, for the avoidance of doubt, that each such 2seventy Participant will receive service credit for purposes of vesting for periods of employment with bluebird prior to the Distribution Effective Time), and other provisions regarding exercise as set forth in the original bluebird Option. Such adjustments shall be done in a manner consistent with the requirements of Section 409A of the Code and, for Incentive Stock Options, Section 424 of the Code.
(b)    bluebird RSUs.
(i)    bluebird RSUs Granted Prior to 2021. Upon the Distribution Effective Time, each bluebird RSU with a grant date prior to January 1, 2021, whether held by a bluebird Participant or a 2seventy Participant, will be equitably adjusted in accordance with the Distribution (with such adjustments to be done in a manner consistent with the requirements of Section 409A of the Code), such that each bluebird Participant or 2seventy Participant who holds such bluebird RSUs shall, upon the Distribution Effective Time, hold bluebird RSUs and 2seventy RSUs as follows:
(A)    The number of shares of bluebird Common Stock subject to the adjusted bluebird RSU will be equal to the number of shares of bluebird Common Stock subject to the bluebird RSU immediately prior to the Distribution Effective Time multiplied by the bluebird Stock Value Ratio, with the result being rounded down to the nearest whole share. Each adjusted bluebird RSU shall be subject to the same terms and conditions regarding term, vesting, and other provisions regarding settlement as set forth in the original bluebird RSU (including, for the avoidance of doubt, that a 2seventy Participant will not be deemed to have experienced a termination of employment for so long as he or she remains in continued employment with 2seventy).
(B)    The number of shares of 2seventy Common Stock subject to the 2seventy RSU will be equal to the number of shares of bluebird Common Stock subject to the bluebird RSU immediately prior to the Distribution Effective Time multiplied by the 2seventy Stock Value Ratio, with the result being rounded down to the nearest whole share. Each 2seventy RSU shall be subject to the same terms and conditions regarding term, vesting, and other provisions regarding settlement as set forth in the original bluebird RSU (including, for the avoidance of doubt, that a bluebird Participant will not be deemed to have experienced a termination of employment for so long as he or she remains in continued employment with bluebird).
(ii)    bluebird RSUs Granted in 2021 held by bluebird Participants. Upon the Distribution Effective Time, each bluebird RSU with a grant date on or after January 1, 2021 held by a bluebird Participant will be equitably adjusted solely into an adjusted bluebird RSU. The number of shares of bluebird Common Stock subject to the adjusted bluebird RSU will be equal to the number of shares of bluebird Common Stock subject to the bluebird RSU immediately prior to the Distribution Effective Time multiplied by the bluebird Conversion Fraction, with the result being rounded down to the nearest whole share. Each adjusted bluebird RSU shall be subject to the same terms and conditions regarding term, vesting, and other provisions regarding settlement as set forth in the original bluebird RSU award. Such adjustments shall be done in a manner consistent with requirements of Section 409A of the Code.
(iii)    bluebird RSUs Granted in 2021 held by 2seventy Participants. Upon the Distribution Effective Time, each bluebird RSU with a grant date on or after January 1, 2021 held by a 2seventy Participant will be equitably adjusted solely into a 2seventy RSU. The number of shares of 2seventy Common Stock subject to the 2seventy RSU will be equal to the number of shares of bluebird Common Stock subject to the bluebird RSU immediately prior to the Distribution Effective Time multiplied by the 2seventy Conversion Fraction, with the result being rounded down to the nearest whole share. Except as set forth on Schedule 5.3 of this Agreement, each 2seventy RSU shall be subject to the same terms and conditions regarding term, vesting (including, for the avoidance of doubt, that each 2seventy Participant will receive service credit for purposes of vesting for periods of employment with bluebird prior to the Distribution Effective Time), and other provisions regarding settlement as set forth in the original bluebird RSU award. Such adjustments shall be done in a manner consistent with the requirements of Section 409A of the Code.
(c)    Delivery; Withholding.
(i)    Delivery. 2seventy shall be solely responsible for the issuance of 2seventy Common Stock in respect of the grant, exercise and/or vesting of 2seventy Options and 2seventy RSUs (regardless of the holder thereof). bluebird shall be solely responsible for the issuance of bluebird Common Stock in respect of the grant, exercise, and/or vesting of bluebird Options and bluebird RSUs (regardless of the holder thereof).
(ii)    Withholding and Reporting. Following the Distribution Effective Time, (i) 2seventy shall be solely responsible for all income, payroll and other tax remittance and reporting related to the compensation of 2seventy Participants in respect of 2seventy Options and 2seventy RSUs and bluebird Options and bluebird RSUs and (ii) bluebird shall be solely responsible for all income, payroll and other tax remittance and reporting related to the compensation of bluebird Participants in respect of 2seventy Options and 2seventy RSUs and bluebird Options and bluebird RSUs. The Parties will cooperate and communicate with each other and with third-party providers to effectuate the withholding and remittance of any such Taxes, as well as any required tax reporting, in a timely, efficient and appropriate manner. To the maximum extent permitted under applicable Law, bluebird and 2seventy shall share, and shall cause each member of its respective Group to share, with each other and their respective agents and vendors all information reasonably necessary for the efficient and accurate administration of the bluebird Stock Plans and the 2seventy Stock Plan, including, but not limited to, information regarding terminations of employment and the attainment of any specified performance criteria set forth in any awards of bluebird or 2seventy Options or RSUs.
(d)    Partial Interests in Shares. To the extent that any adjustment described in this Section 5.3 results in any fractional interest in shares, such fractional interest shall be rounded down to the nearest whole share.
(e)    Administration. Each of bluebird and 2seventy shall establish an appropriate administration system (through Solium Shareworks and American Stock Transfer (AST) in order to handle exercises and delivery of shares in an orderly manner and provide reasonable levels of service for equity award holders. Upon the Distribution Effective Time, 2seventy shall succeed to all administrative and interpretive and other rights of bluebird with respect to awards converted into awards with respect to 2seventy Common Stock hereunder. Each of bluebird and 2seventy agree that it shall engage Solium Shareworks as its stock plan administrator until the date on which all 2seventy Options and RSUs held by bluebird Participants and all bluebird Options and RSUs held by 2seventy Participants have vested (or, with respect to Options, vested and been exercised), expired, terminated or been forfeited or cancelled. Notwithstanding the foregoing sentence, bluebird or 2seventy may engage a stock plan administrator other than Solium Shareworks with the written consent of the other party.

(f)    No Effect on Subsequent Awards. The provisions of this Section 5.3 shall have no effect on the terms and conditions of equity and equity-based awards granted following the Distribution Date by bluebird or 2seventy.
(g)    No Termination of Employment or Service. Holders of equity or equity-based awards described in this Section 5.3 will not be treated as having experienced a termination of employment or service for purposes of such awards as a result of the Separation or the occurrence of the Distribution Effective Time.
Section 5.4    bluebird ESPP. As of the Distribution Effective Time, the participation of 2seventy Employees in the bluebird ESPP, if any, shall terminate and, as soon as practicable following the Distribution Date, the 2seventy Employees shall receive a lump sum amount in respect of their payroll deductions not previously used to purchase bluebird Common Stock in accordance with the terms of the bluebird ESPP.
Section 5.5    Blackout Period.
(a)    During the period beginning as of the date that 2seventy Common Stock begins trading on a “when-issued” basis on NASDAQ and ending as of the date that is four (4) weeks following the Distribution Date (the “Blackout Period”), no bluebird Participant or 2seventy Participant who holds vested bluebird Options or vested 2seventy Options may exercise such Options, and no bluebird Participant or 2seventy Participant who holds vested bluebird RSUs or vested 2seventy RSUs may sell the bluebird Common Stock or 2seventy Common Stock issued upon the settlement of such bluebird RSUs or 2seventy RSUs other than shares sold to cover tax withholding obligations.
(b)    If the employment of a bluebird Employee or a 2seventy Employee is terminated during the Blackout Period, and the entity employing such individual (the “Employing Entity”) determines to extend the period of exercisability applicable to stock options held by such bluebird Employee or 2seventy Employee, the entity that does not employ such individual (the “Non-Employing Entity”) may also elect to extend the period of exercisability applicable to any stock options held by such individual in the Non-Employing Entity; provided, however, that the Non-Employing Entity shall not be required to extend the period of exercisability for such stock options for any period longer than is necessary to provide such individual the opportunity to exercise his or her stock options in the Non-Employing Entity for the period of time provided in the applicable award agreement.
Section 5.6    Section 409A. The Parties agree that their intent is that all payments and benefits under this Agreement will comply with or be exempt from Section 409A of the Code to the extent applicable. This Agreement shall be interpreted such that all such payments and benefits either comply with or are exempt from Section 409A of the Code, and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Notwithstanding anything in this Agreement to the contrary, bluebird and 2seventy agree to negotiate in good faith regarding the need for any treatment of any payments or benefits hereunder different from that otherwise provided herein to ensure that the treatment of bluebird or 2seventy Options, RSUs or other compensation hereunder does not cause the imposition of a tax under Section 409A of the Code.
ARTICLE V
GENERAL AND ADMINISTRATIVE
Section 6.1    Sharing of Participant Information. To the maximum extent permitted under applicable Law, bluebird and 2seventy shall share, and shall cause each member of its respective Group to share, with each other and their respective agents and vendors all participant information reasonably necessary for the efficient and accurate administration of each of the bluebird Plans and the 2seventy Plans. bluebird and 2seventy and their respective authorized agents shall, subject to applicable Laws regarding confidentiality and privacy, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other Party, to the extent necessary for such administration. Without limiting the foregoing, and subject to applicable Law, bluebird shall transfer to 2seventy any and all employment records and information (including, but not limited to, any Form I-9, Form W-2 or other Internal Revenue Service forms) with respect to 2seventy Employees and other records reasonably required by 2seventy to enable 2seventy properly to carry out its obligations under this Agreement. Such transfer of records and information generally shall occur as soon as administratively practicable on or after the Distribution Effective Time. Each Party will permit the other Party reasonable access to employee records and information, to the extent reasonably necessary for such accessing Party to carry out its obligations hereunder (subject to applicable Law).
Section 6.2    Cooperation. The Parties agree to reasonably cooperate to effect the terms and conditions of this Agreement, from and after the date hereof.
Section 6.3    No Third Party Rights or Entitlements. No provision of this Agreement or the Separation Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any future, present, or former employee of bluebird, a bluebird Group member, 2seventy, or a 2seventy Group member under this Agreement, the Separation Agreement, any bluebird Plan or 2seventy Plan or otherwise. Except as expressly provided in this Agreement, nothing in this Agreement shall preclude 2seventy or any 2seventy Group member, at any time after the Distribution Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any 2seventy Plan, any benefit under any 2seventy Plan or any trust, insurance policy or funding vehicle related to any 2seventy Plan; and except as expressly provided in this Agreement, nothing in this Agreement shall preclude bluebird or any bluebird Group member, at any time after the Distribution Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any bluebird Plan, any benefit under any bluebird Plan or any trust, insurance policy or funding vehicle related to any bluebird Plan.
Section 6.4    Audit Rights with Respect to Information Provided. Each of bluebird and 2seventy, and their duly authorized representatives, shall have the right to conduct reasonable audits with respect to all information provided to it by the other Party pursuant to this Agreement. The Parties shall cooperate to determine the procedures and guidelines for conducting audits under this Section 6.4, which shall require reasonable advance notice by the auditing Party. The auditing Party shall have the right to make copies of any relevant records at its expense, subject to applicable Law. Failure of a third party service provider to provide information shall not constitute a breach of this Section 6.4; provided that the applicable Party has timely requested the information from such service provider.
Section 6.5    Fiduciary Matters. bluebird and 2seventy each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.
Section 6.6    Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or Governmental Entity), bluebird and 2seventy shall use commercially reasonable efforts to obtain such consent, and if such consent is not obtained, to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, bluebird and 2seventy shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase “commercially reasonable efforts” as used herein shall not be construed to require the incurrence of any non-routine or unreasonable expense or liability or the waiver of any right.
Section 6.7    Assignment of “Claw-Back” or Recoupment Rights. To the extent a member of the bluebird Group holds any repayment “claw-back” or recoupment rights with respect to remuneration paid or provided to 2seventy Employees (e.g., the right to require repayment of compensation upon a termination of employment or misconduct by the employee) in connection with any relocation benefit, sign-on bonus, tuition benefit or otherwise, such rights are hereby assigned to 2seventy upon the Distribution Effective Time, it being agreed that the transactions contemplated by the Separation Agreement shall not, in and of themselves, trigger any such repayment or recoupment right. The Parties shall cooperate to execute any further documentation as may be necessary to evidence such assignment.
Section 6.8    Proprietary Information and Inventions Agreements. Effective as of the Distribution Effective Time, bluebird shall, or shall cause the appropriate member of the bluebird Group to, waive such rights under any proprietary information, confidentiality, inventions, restrictive covenant or similar agreement between any 2seventy Employee and any bluebird Group member as 2seventy determines, and bluebird agrees, in their reasonable discretion to be necessary or appropriate to permit such 2seventy Employee to perform his or her services to 2seventy or a 2seventy Group member from and after the Distribution Effective Time.

ARTICLE VII
DISPUTE RESOLUTION
Section 7.1    Negotiation. A Party seeking resolution of a controversy, dispute or Action arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to, this Agreement or the transaction contemplated hereby, including any Action based on contract, tort, statute or constitution (collectively, “Disputes”), shall provide written notice of such Dispute to the other Party, specifying the terms of such Dispute in reasonable detail (“Dispute Notice”). The appropriate executives of the Parties who have authority to settle the Dispute (or such other individuals designated by the respective executives) shall attempt to resolve the Dispute through good faith negotiation for a reasonable period of time; provided that such reasonable period shall not, unless otherwise agreed by the Parties in writing, exceed thirty (30) days from the time of receipt by a Party of the Dispute Notice. If the Dispute has not been resolved within thirty (30) days after receipt of the Dispute Notice, the respective Chief Executive Officers or their respective designees (with full settlement authority) of bluebird and 2seventy shall meet in person (or where necessary, by phone) at a mutually acceptable time and, if applicable, place, and thereafter as often as they reasonably deem necessary, to attempt in good faith to resolve the Dispute. Any contractual time period or deadline under this Agreement or any Ancillary Agreement to which such Dispute relates occurring after the Dispute Notice is received shall not be deemed to have passed until such Dispute has been resolved pursuant to this Article VII.
Section 7.2    Arbitration. Any Dispute that is not resolved pursuant to Section 7.1 within thirty (30) days after receipt of a Dispute Notice shall be resolved by final and binding arbitration pursuant to the procedures set forth in Section 8.2 of the Separation Agreement.
Section 7.3    Continuity of Service and Performance. Unless otherwise agreed in writing, the Parties shall continue to provide service and honor all other commitments under this Agreement during the course of a Dispute with respect to all matters not subject to such Dispute.
Section 7.4    Injunctive or Other Equity Relief. Nothing contained in this Agreement shall deny any Party the right to seek injunctive or other equitable relief in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing arbitration proceeding; provided, however, that any other relief not expressly permitted under this Section 7.4 must be pursued in accordance with Section 7.2, with all remedies being cumulative to the extent allowed by applicable Law. The Parties further agree that any action brought under this Section 7.4 shall be brought exclusively in the courts within the State of Delaware set forth in Section 8.14, and that such courts shall have personal jurisdiction over the Parties in such action.
ARTICLE VIII
MISCELLANEOUS
Section 8.1    Complete Agreement; Construction. This Agreement, together with the Separation Agreement and other Ancillary Agreements, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the event and to the extent that there shall be a conflict or inconsistency between the provisions of this Agreement and the provisions of the Separation Agreement, this Agreement shall control.
Section 8.2    Transaction Agreements. Except as expressly set forth herein, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the other Transaction Agreements.
Section 8.3    Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Distribution Effective Time and remain in full force and effect in accordance with their applicable terms.
Section 8.4    Expenses.
(a)    Except as otherwise expressly provided in this Agreement, or as otherwise agreed to in writing by the Parties, all out-of-pocket fees, costs and expenses incurred at or prior to the Distribution Effective Time in connection with, and as required by, the preparation, execution, delivery and implementation of this Agreement shall be borne and paid by bluebird.
(b)    Except as otherwise expressly provided in this Agreement (including this Section 8.4), or as otherwise agreed to in writing by the Parties, each Party shall bear its own out-of-pocket costs and expenses incurred or accrued after the Distribution Effective Time; provided, however, that, except as otherwise expressly provided in this Agreement, any fees, costs and expenses incurred in obtaining any Consents or novation from a Third Party in connection with the Transfer to or Assumption by a Party or its Subsidiary of any Assets or Liabilities in connection with the Separation shall be borne by the Party or its Subsidiary to which such Assets are being Transferred or which is Assuming such Liabilities.
(c)    Notwithstanding the foregoing, each Party shall be responsible for paying its own internal fees, costs and expenses.
Section 8.5    Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or email with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.5):

To bluebird:
bluebird bio, Inc.
60 Binney Street
Cambridge, MA 02142
Attn: General Counsel
Facsimile:
Email:
To 2seventy:
2seventy bio, Inc.
60 Binney Street
Cambridge, MA 02142
Attn: General Counsel
Facsimile:
Email:
Section 8.6    Waivers. The delay or failure of either Party to exercise or enforce any of its rights under this Agreement will not constitute, or be deemed to be, a waiver of those rights, nor will any single or partial exercise of any such rights preclude any other or further exercise thereof or the exercise of any other right. No waiver of any provision of this Agreement will be effective unless it is in writing and signed by the Party against which it is being enforced.
Section 8.7    Assignment. No Party may assign any rights or delegate any obligations arising under this Agreement, in whole or in part, directly or indirectly, without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), and any attempt to so assign any rights or delegate any obligations arising under this Agreement without such consent shall be void. Notwithstanding the foregoing, no such consent shall be required for any such assignment or delegation (i) with respect to bluebird, to a Subsidiary of bluebird (so long as such Subsidiary remains a Subsidiary of bluebird), (ii) with respect to 2seventy, to a Subsidiary of 2seventy (so long as such Subsidiary remains a Subsidiary of 2seventy) or (iii) to a bona fide Third Party in connection with a merger, reorganization, consolidation or the sale of all or substantially all the assets of a Party so long as the resulting, surviving or transferee entity assumes all the obligations of the assigning Party by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the non-assigning Party; provided, however, that in the case of each of the preceding clauses (i) and (ii), no assignment permitted by this Section 8.7 shall release the assigning Party from liability for the full performance of its obligations under this Agreement. It is understood and agreed that any Party may cause any of its Subsidiaries to perform any or all of its obligations hereunder, and may designate any of its Subsidiaries to receive any of its entitlements hereunder.
Section 8.8    Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors (whether by merger, acquisition of assets or otherwise) and permitted assigns.

Section 8.9    Termination and Amendment. This Agreement may be terminated, modified or amended, and the Distribution may be amended, modified or abandoned, at any time prior to the Distribution Effective Time by and in the sole and absolute discretion of bluebird without the approval of 2seventy or the stockholders of bluebird. In the event of such termination, no Party shall have any liability of any kind to the other Party or any other Person by reason of such termination. After the Distribution Effective Time, this Agreement may not be terminated, modified or amended except by an agreement in writing signed by bluebird and 2seventy.
Section 8.10    Payment Terms.
(a)    Except as otherwise expressly provided to the contrary in this Agreement, any amount to be paid or reimbursed by a Party (and/or a member of such Party’s Group) to the other Party (and/or a member of such other Party’s Group) under this Agreement shall be paid or reimbursed hereunder within sixty (60) days after presentation of an invoice or a written demand therefor, in either case setting forth, or accompanied by, reasonable documentation or other reasonable explanation supporting such amount.
(b)    Except as expressly provided to the contrary in this Agreement, any amount not paid when due pursuant to this Agreement (and any amount billed or otherwise invoiced or demanded and properly payable that is not paid within sixty (60) days of such bill, invoice or other demand) shall bear interest at a rate per annum equal to the Prime Rate, from time to time in effect, plus two percent (2%), calculated for the actual number of days elapsed, accrued from the date on which such payment was due up to the date of the actual receipt of payment.
(c)    Without the consent of the Party receiving any payment under this Agreement specifying otherwise, all payments to be made by either bluebird or 2seventy under this Agreement shall be made in U.S. dollars. Except as expressly provided herein, any amount which is not expressed in U.S. dollars shall be converted into U.S. dollars by using the exchange rate published on Bloomberg at 5:00 p.m., Eastern time, on the day before the relevant date, or in The Wall Street Journal, Eastern Edition, on such date if not so published on Bloomberg.
Section 8.11    Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party at or after the Distribution Effective Time, in each case to the extent such Subsidiary remains a Subsidiary of the applicable Party.
Section 8.12    Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and shall not be deemed to confer upon any Person other than the Parties any remedy, claim, liability, reimbursement, cause of Action or other right beyond any that exist without reference to this Agreement.

Section 8.13    Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
Section 8.14    Governing Law. This Agreement will be governed by, construed and interpreted in accordance with the Laws of the State of Delaware, without reference to principles of conflicts of Laws. Each Party irrevocably consents to the exclusive jurisdiction, forum and venue of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware State court or the federal court sitting in the State of Delaware) over any and all claims, disputes, controversies or disagreements between the Parties under or related to this Agreement or any of the transactions contemplated hereby, including their execution, performance or enforcement, whether in contract, tort or otherwise. Each of the Parties hereby agrees that it shall not assert, and shall hereby waive, any claim or right or defense that it is not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or argument.
Section 8.15    Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 8.16    Interpretation. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms “Section,” “paragraph,” “clause,” “Exhibit” and “Schedule” are references to the Sections, paragraphs, clauses, Exhibits and Schedules of this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) unless the context requires otherwise, references to “Party” shall mean bluebird or 2seventy, as appropriate, and references to “Parties” shall mean bluebird and 2seventy; (i) provisions shall apply, when appropriate, to successive events and transactions; (j) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (k) bluebird and 2seventy have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement; and (l) a reference to any Person includes such Person’s successors and permitted assigns.

Section 8.17    No Duplication; No Double Recovery. Nothing in this Agreement, the Separation Agreement or any other Ancillary Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.
Section 8.19    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

BLUEBIRD BIO, INC.

By:
Name:
Title:

2SEVENTY BIO, INC.

By:
Name:
Title: